UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 7, 2007

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

        On May 7, 2007, we entered into an agreement extending the two-year employment agreement with Trevor Hallam, Ph.D., who serves as our Executive Vice President of Research and Development, until October 1, 2007. The original agreement has an expiration date of May 9, 2007. As extended, Dr. Hallam’s employment agreement expires at the same date as the employment agreements for Carl Spana, Ph.D., our Chief Executive Officer and President, and Stephen T. Wills, our Executive Vice President of Operations and Chief Financial Officer. We have filed a copy of Dr. Hallam's extension agreement as an exhibit to this report.

        The compensation committee intends to review the employment agreements for Dr. Hallam, Dr. Spana and Mr. Wills, and recommend new employment agreements for approval by the board of directors prior to October 1, 2007.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits:

No.	Description
10.1	Amendment dated May 7, 2007 to the Employment Agreement dated May 9, 2005 between Palatin Technologies, Inc. and Trevor Hallam

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: May 10, 2007	By: /s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President – Operations and Chief Financial Officer

EXHIBIT INDEX:

No.	Description
10.1	Amendment dated May 7, 2007 to the Employment Agreement dated May 9, 2005 between Palatin Technologies, Inc. and Trevor Hallam